May 30, 2001

Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601

     Re: Peoples Energy Corporation
            Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

    Reference is made to that certain Registration Statement on Form S-8 dated May 30, 2001 (the "Registration Statement") prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by Peoples Energy Corporation (the "Company") of 2,500,000 shares of the Company's common stock, no par value, which may be issued under the Peoples Energy Corporation Long-Term Incentive Compensation Plan (the "Plan").

    As Assistant General Counsel and Secretary of the Company, I have examined the corporate documents of the Company, including its Articles of Incorporation and its Bylaws, as amended and restated, and resolutions adopted by its Board of Directors and committees thereof. I have also examined the Registration Statement, together with the exhibits thereto, and such other documents and instruments which I have deemed necessary for the purposes of expressing the opinion contained herein. I have made or caused to be made such investigations of law and fact as I have deemed relevant and necessary for the purpose of rendering the opinion contained herein. In making such investigations and examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

    Based upon the foregoing, I am of the opinion that all necessary corporate proceedings have been taken to authorize the issuance of the shares of common stock being registered under the Registration Statement, and all such shares of common stock when issued in the manner contemplated by the Registration Statement and after the Registration Statement becomes effective, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

    I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further hereby consent to the reference to my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                      Very truly yours,

                      /s/ Peter Kauffman

                      Peter Kauffman
                      Assistant General Counsel and Secretary